Amendment to
Amended and Restated Administration Agreement
Between JNL Variable Fund LLC and
Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (the “Administrator”), and JNL Variable Fund LLC, a Delaware limited liability company (the “Fund”).

Whereas, the Administrator and the Fund (the “Parties”) entered into an Amended and Restated Administration Agreement, effective February 28, 2012, as amended (the “Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of shares (each a “fund”) of the Fund, as listed on Schedule A of the Agreement.

Whereas, the Board of Managers of the Fund (the “Board”) has approved fund mergers for certain funds and fund name changes, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers
1)   JNL/Mellon Capital JNL 5 Fund to merge into the JNL/RAFI® Multi-Factor U.S. Equity Fund of JNL Series Trust; and
2)   JNL/Mellon Capital S&P® SMid 60 Fund to merge into the JNL/RAFI® Fundamental U.S. Small Cap Fund of JNL Series Trust.
Fund Name Changes
1)  JNL/Mellon Capital DowSM Index Fund change to JNL/Mellon DowSM Index Fund ;
2)  JNL/Mellon Capital MSCI World Index Fund change to JNL/Mellon MSCI World Index Fund ;
3)  JNL/Mellon Capital Nasdaq® 100 Index Fund change to JNL/Mellon Nasdaq® 100 Index Fund ;
4)  JNL/Mellon Capital Consumer Discretionary Sector Fund change to JNL/Mellon Consumer Discretionary Sector Fund ;
5)  JNL/Mellon Capital Energy Sector Fund change to JNL/Mellon Energy Sector Fund ;
6)  JNL/Mellon Capital Financial Sector Fund change to JNL/Mellon Financial Sector Fund ;
7)  JNL/Mellon Capital Healthcare Sector Fund change to JNL/Mellon Healthcare Sector Fund ;
8)  JNL/Mellon Capital Information Technology Sector Fund change to JNL/Mellon Information Technology Sector Fund ; and
9)  JNL/Mellon Capital Telecommunications Sector Fund change to JNL/Mellon Communication Services Sector Fund .

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Parties have agreed to amend the Agreement, effective June 24, 2019, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A and Schedule B.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:
1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated June 24, 2019, attached hereto.
2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated June 24, 2019, attached hereto.
3)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Administrator and the Fund have caused this Amendment to be executed, effective June 24, 2019.
JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated June 24, 2019
(List of Funds)

Funds

JNL/Mellon DowSM Index Fund
JNL/Mellon MSCI World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Information Technology Sector Fund

Schedule B
Dated June 24, 2019
Class A Shares and Class I Shares

Funds	Assets	Fee
JNL/Mellon DowSM Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon MSCI World Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Nasdaq® 100 Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Communication Services Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Consumer Discretionary Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Energy Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Financial Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Healthcare Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Information Technology Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%